CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 27, 1995 included in Pioneer II's 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer II Post-Effective Amendment No. 44 and Amendment No. 27 to Registration Statement File No. 2-32773.




                                             ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 24, 1996